Exhibit 99.1

                          RTIN Holdings, Inc. Announces
                           12/31/2002 Year End Results

Longview, TX -- March 24, 2003 RTIN Holdings, Inc. (NASD OTC BB: RTNH), announced today that the Company had revenues for the 12 months ended December 31, 2002 of $7,218,028 and earnings for the same period of $4,497,058 or $.76 per share based on weighted average. A significant portion of the revenue during the period was a result of territory license rights sales for the Company's Safescript Pharmacy and Safe Med Systems models. The Company believes the continuing revenue from future license fees, as well as anticipated increased revenue from Company owned pharmacy units, will result in sustained growth in future periods. The Company had total assets of $6,815,975 and shareholders' equity of $4,882,507 or $.84 per share, fully diluted.

                               RTIN HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

              A S S E T S                                     2002          2001
              -----------                                  ----------    ----------
Current assets:
   Cash                                                        80,763         8,355
   Certificate of deposit (8%-matures 12-12-03)               924,000          --
   Trade accounts receivable, net of allowance
     for uncollectible accounts of $0 - 2002 and
     $2,311-2001                                              126,466          --
   Notes receivable-current portion                         1,309,021          --
   Inventories                                                187,223         6,505
                                                           ----------    ----------
        Total current assets                                2,627,473        14,860

Property and equipment, at cost:
   Buildings and leasehold improvements                         9,843     2,425,651
   Furniture, fixtures and equipment                           75,812       794,522
   Vehicles                                                      --          29,950
                                                           ----------    ----------
                                                               85,655     3,250,123
   Accumulated depreciation                                   (16,086)     (876,358)
                                                           ----------    ----------
        Net property and equipment                             69,569     2,373,765

Other assets:
   Notes receivable, less current portion                   2,986,000          --
   Assets held for sale, net of $80,000 reserve
     for impairment                                              --            --
   Cost of medical technology software less amortization
     of $222,098-2002 and $0 - 2001                         1,130,963       358,753
   Deposits                                                     1,970          --
                                                           ----------    ----------
        Total other assets                                  4,118,933       358,753
                                                           ----------    ----------

Total assets                                                6,815,975     2,747,378
                                                           ==========    ==========



   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)              2002           2001
   ----------------------------------------------          -----------    -----------
Current liabilities:
   Cash overdrafts                                                --           14,539
   Notes payable                                               579,234      2,159,641
   Accounts payable                                            532,392        317,056
   Accrued expenses and other liabilities                      821,842      1,139,170
   Amounts due related parties                                    --             --
                                                           -----------    -----------
        Total current liabilities                            1,933,468      3,630,406

Deferred liabilities                                              --           48,958

Convertible debentures                                            --        1,996,301
                                                           -----------    -----------

        Total liabilities                                    1,933,468      5,675,665

Commitments and contingencies                                     --             --

Stockholders' equity (deficit):
   Series A preferred stock, $.10 par value, 10,000,000
      shares authorized, 1,999,920 shares issued ($1 per
     share liquidation value or $1,999,920)                  1,996,301           --
   Common Stock, $.01 par value, 25,000,000 and
     50,000,000 shares authorized; 9,818,472 and
     1,029,082 shares issued and 9,621,310 and
     831,920 outstanding                                        98,185         10,291
   Additional paid-in capital                               15,762,024     14,532,483
   Retained deficit                                        (12,106,001)   (16,603,059)
                                                           -----------    -----------
                                                             5,750,509     (2,060,285)
Less-197,162 treasury shares, at cost                         (868,002)      (868,002)
                                                           -----------    -----------
        Total stockholders' equity (deficit)                 4,882,507     (2,928,287)
                                                           -----------    -----------

Total liabilities and stockholders' equity (deficit)         6,815,975      2,747,378
                                                           ===========    ===========


                               RTIN HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                  2002          2001
                                                               ----------    ----------

Revenues:
   License fees                                                 6,063,000          --
   Pharmaceutical sales                                         1,106,800          --
   Restaurant sales-continuing location                              --       1,199,825
   Restaurant sales-discontinued locations                           --         302,318
   Rental income                                                   48,228       247,908
                                                               ----------    ----------
        Total revenues                                          7,218,028     1,750,051

Operating costs and expenses:
   Cost of sales-pharmaceuticals                                  611,514          --
   Cost of sales-continuing location-restaurants                     --       1,231,424
   Cost of sales-discontinued locations-restaurants                  --         642,617
   General and administrative expenses                          1,783,883     1,810,567
   Depreciation and amortization                                  576,516       315,497
   Impairment of assets                                              --          80,000
                                                               ----------    ----------
        Total operating costs and expenses                      2,971,913     4,080,105
                                                               ----------    ----------

        Income (loss) from operations                           4,246,115    (2,330,054)

Non-operating income (expense):
   Interest expense                                              (198,281)     (393,318)
   Interest income                                                  4,329          --
   Income on forgiveness of debt                                  497,597          --
   (Loss) on foreclosure of office buildings                         --        (119,483)
   Gain on sales of assets                                           --         105,823
                                                               ----------    ----------
        Total non-operating income (expense)                      303,645      (406,978)
                                                               ----------    ----------

Income (loss) from continuing operations before income taxes    4,549,760    (2,737,032)

Income tax benefit                                                   --          10,000
                                                               ----------    ----------

Income (loss) from continuing operations                        4,549,760    (2,727,032)

(Loss) from discontinued operations                               (52,702)         --
                                                               ----------    ----------

Net income (loss)                                               4,497,058    (2,727,032)
                                                               ==========    ==========

Net income (loss) per common share, (less preferred
    dividends $199,992) basic and dilutive                            .76         (3.74)
                                                               ==========    ==========
Weighted average common shares outstanding,
   basic and dilutive                                           5,628,167       728,475
                                                               ==========    ==========

The Company has scheduled a conference call to discuss the year end results and ongoing operational plans on Thursday March 27th, 2003 at 4:15 p.m. EST. The number to call to listen in on the conference is 1-888-545-0687 and the title of the call is "RTIN".

Curtis A. Swanson, President & Chief Operating Officer of RTIN Holdings stated, "We are very pleased with the performance of the Company this past year. We have laid the ground work for growth by forming strategic alliances with our market partners to expand the Safescript Pharmacy nationally in 2003 and beyond. This is a very exciting business model with tremendous growth potential and we intend to aggressively pursue this growth over the coming year."

Stanley L. Swanson, Chief Executive Officer of RTIN Holdings stated, "I am so proud of all the people here at the Company that have worked so hard to make this year possible. We have assembled a very strong management team and each of the division presidents and department heads are striving to ensure our continued growth and success in the future."

Tim Hayes, President of Safescript Pharmacies, Inc. stated, "The potential of Safescript Pharmacies, Inc. to carve out a niche in the market in the sectors we are targeting is tremendous. We are very excited about the current progress being made by our Company owned as well as our market partner pharmacies and we are looking forward to an excellent 2003."

David Lee, President of Safe Med Systems, Inc. stated, "Safe Med Systems has made monumental strides in 2002 as we revamped the technology acquired in March and expanded on the options available to the physicians for electronic prescribing. In addition, the development of our own proprietary Safe Med Suites program for refill management and patient care has been a very exciting event and opens many new potential doors for the Company as we begin to expand our refill management services to the physicians we service."

Safe Med Systems, Inc. (TM) is a medical communications/technology company that provides state-of-the-art, hand-held prescription units loaded with patent-pending software and secure, broadband wireless technology. Safescript Pharmacies, Inc. (TM) is the preferred retail pharmacy provider that specializes in filling prescriptions generated by the Safe Med Systems technology. For additional information please visit our website at WWW.RTINHOLDINGS.COM


Contact: Curtis Swanson, President at CSWANSON@RTINHOLDING.COM or 903-295-6800.

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Certain  statements  in  this  news  release  may  constitute  "forward-looking"
statements within the meaning of section 21E of the securities and Exchange Act of 1934. The Company believes that its expectations, as expressed in these
statements  are  based  on  reasonable   assumptions  regarding  the  risks  and
uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. Other risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and
Exchange   Commission.    Such   forward-looking   statements   involve   risks,
uncertainties, which may cause the actual results, performance, or achievement expressed or implied to differ.
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